Exhibit 10.1

CREDIT AGREEMENT

by and between

CUTTER & BUCK INC., a Washington corporation

and

WELLS FARGO HSBC TRADE BANK, N.A.

Dated as of

March 10, 2005

Exhibit A – Addendum to Credit Agreement

Exhibit B – Revolving Credit Facility Supplement

Exhibit C – Collateral/Credit Support Document

WELLS FARGO HSBC TRADE BANK	CREDIT AGREEMENT

CUTTER & BUCK INC., a Washington corporation (“Borrower”), organized under the laws of the State of Washington whose chief executive office is located at the address specified after its signature to this Agreement (“Borrower’s Address”) and WELLS FARGO HSBC TRADE BANK, N.A. (“Trade Bank”), whose address is specified after its signature to this Agreement, have entered into this CREDIT AGREEMENT as of March 10, 2005 (“Effective Date”). All references to this “Agreement” include those covenants included in the Addendum to Agreement (“Addendum”) attached as Exhibit A hereto.

I.  CREDIT FACILITY

1.1           The Facility. Subject to the terms and conditions of this Agreement, Trade Bank will make available to Borrower a Revolving Credit Facility (“Facility”) for which a Facility Supplement (“Supplement”) is attached as Exhibit B hereto. Additional terms for the Facility (and each subfacility thereof (“Subfacility”)) are set forth in the Supplement. The Facility will be available from the Closing Date up to and until March 31, 2008 (“Facility Termination Date”). Collateral and credit support required for the Facility is set forth in Exhibit C hereto. Definitions for those capitalized terms not otherwise defined are contained in Article 8 below.

1.2           Credit Extension Limit. The aggregate outstanding amount of all Credit Extensions may at no time exceed Thirty-five Million Dollars ($35,000,000) (“Overall Credit Limit”). The aggregate outstanding amount of all Credit Extensions outstanding at any time under Revolving Credit Facility may not exceed that amount specified as the “Credit Limit” in the Supplement for the Facility, and the aggregate outstanding amount of all Credit Extensions outstanding at any time under each Subfacility (or any subcategory thereof) may not exceed that amount specified as the “Credit Sublimit” in the Supplement for the Facility. An amount equal to 100% of each unfunded Credit Extension shall be used in calculating the outstanding amount of Credit Extensions under this Agreement.

The Subfacility(s) of the Revolving Credit Facility are as follows:

(a)           Sight Commercial Letters of Credit

(b)           Usance Commercial Letters of Credit including:

(1)           Acceptances

(c)           Standby Letters of Credit

(d)           Shipping Guarantees

1.3           Overadvance. All Credit Extensions made hereunder shall be added to and deemed part of the Obligations when made. If, at any time and for any reason, the aggregate outstanding amount of all Credit Extensions made pursuant to this Agreement exceeds the dollar limitation in Section 1.2, then Borrower shall immediately pay to Trade Bank on demand, in cash, the amount of such excess.

1.4           Repayment; Interest and Fees. Each funded Credit Extension shall be repaid by Borrower, and shall bear interest from the date of disbursement at those per annum rates and such interest shall be paid, at the times specified in the Supplement, Note or Facility Document. Borrower agrees to pay to Trade Bank with respect to (a) the Revolving Credit Facility, interest at a per annum rate equal to (i) the Prime Rate minus 1% as specified in the Note, or (ii) Wells Fargo’s LIBOR Rate plus 1.50% as specified in the Note, and (b) the Subfacilities, the fees specified in the Supplement as well as those fees specified in the relevant Facility Document(s). Interest and fees will be calculated on the basis of a 360 day year, actual days elapsed. Any overdue payments of principal (and interest to the extent permitted by law) shall bear interest at a per annum floating rate equal to the Prime Rate plus 5%.

1.5           Prepayments. Credit Extensions under any Facility may only be prepaid in accordance with the terms of the Supplement. At the time of any prepayment (including, but not limited to, any prepayment which is a result of the occurrence of an Event of Default and an acceleration of the Obligations) Borrower will pay to Trade Bank all interest accrued on the amount so prepaid to the date of such prepayment and all costs, expenses and fees specified in the Loan Documents.

II.  REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Trade Bank that the following representations and warranties are true and correct:

2.1           Legal Status. Borrower is duly organized and existing and in good standing under the laws of the jurisdiction indicated in this Agreement, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required and in which the failure to so qualify or to be so licensed could have a material adverse affect on Borrower.

2.2           Authorization and Validity. The execution, delivery and performance of this Agreement, and all other Loan Documents to which Borrower is a party, have been duly and validly authorized, executed and delivered by Borrower and constitute legal, valid and binding agreements of Borrower, and are enforceable against Borrower in accordance with their respective terms.

2.3           Borrower’s Name. The name of Borrower set forth at the end of this Agreement is its correct name. If Borrower is conducting business under a fictitious business name, Borrower is in compliance with all laws relating to the conduct of such business under such name.

2.4           Financial Condition and Statements. All financial statements of Borrower delivered to Trade Bank have been prepared in conformity with GAAP, and completely and accurately reflect the financial condition of Borrower (and any consolidated Subsidiaries) at the times and for the periods stated in such financial statements. Neither Borrower nor any Subsidiary has any material contingent liability not reflected in the aforesaid financial statement. Since the date of the financial statements delivered to Trade Bank for the last fiscal period of Borrower to end before the Effective Date, there has been no material adverse change in the financial condition, business or prospects of Borrower. Borrower is solvent.

2.5           Litigation. Except as disclosed in writing to Trade Bank prior to the Effective Date, there is no action, claim, suit, litigation, proceeding or investigation pending or (to best of Borrower’s knowledge) threatened by or against or affecting Borrower or any Subsidiary in any court or before any governmental authority, administrator or agency which may result in (a) any material adverse change in the financial condition or business of Borrower’s, or (b) any material impairment of the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted.

2.6           No Violation. The execution, delivery, and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound.

2.7           Income Tax Returns. Except as previously disclosed to Trade Bank in writing, Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

2.8           No Subordination. There is no agreement, indenture, contract, or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

2.9           ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event, as defined in ERISA, has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

2.10         Other Obligations. Except as disclosed in writing to Trade Bank prior to the Effective Date, neither Borrower nor any Subsidiary are in default of any obligation for borrowed money, any purchase money obligation or any material lease, commitment, contract, instrument or obligation.

2.11         No Defaults. No Event of Default, and event which with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.

2.12         Information Provided to Trade Bank. The information provided to the Trade Bank concerning Borrower’s business is true and correct.

2.13         Environmental Matters. Except as disclosed by Borrower to Trade Bank in writing prior to the Effective Date, Borrower (as well as any Subsidiary) is each in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any Borrower’s or any Subsidiary’s operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower or of any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

III.  CONDITIONS TO EXTENDING FACILITIES

3.1           Conditions to Initial Credit Extension. The obligation of Trade Bank to make the first Credit Extension is subject to the fulfillment to Trade Bank’s satisfaction of the following conditions:

(a)           Approval of Trade Bank Counsel. All legal matters relating to making the Facility available to Borrower must be satisfactory to counsel for Trade Bank.

(b)           Documentation. Trade Bank must have received, in form and substance satisfactory to Trade Bank, the following documents and instruments duly executed and in full force and effect:

(1)           a corporate borrowing resolution and incumbency certificate if Borrower is a corporation, a partnership or joint venture borrowing certificate if Borrower is a partnership or joint venture, and a limited liability company borrowing certificate if Borrower is a limited liability company;

(2)           the Facility Documents for the Facility, including, but not limited to, note(s) (“Notes”) for the Revolving Credit Facility, Trade Bank’s standard Commercial Letter of Credit Agreement or Standby Letter of Credit Agreement for any letter of credit Facility;

(3)           those guarantees, security agreements, deeds of trust, subordination agreements, intercreditor agreements, factoring agreements, tax service contracts, and other Collateral Documents required by Trade Bank to evidence the collateral/credit support specified in the Supplement;

(4)           if an audit or inspection of any books, records or property is specified in the Supplement for the Facility, an audit or inspection report from Wells Fargo or another auditor or inspector acceptable to Trade Bank reflecting values and property conditions satisfactory to Trade Bank; and

(5)           if insurance is required in the Addendum, the insurance policies specified in the Addendum (or other satisfactory proof thereof) from insurers acceptable to Trade Bank.

3.2           Conditions to Making Each Credit Extension. The obligation of Trade Bank to make each Credit Extension is subject to the fulfillment to Trade Bank’s satisfaction of the following conditions:

(a)           Representations and Warranties. The representations and warranties contained in this Agreement, the Facility Documents and the Collateral Documents will be true and correct on and as of the date of the Credit Extension with the same effect as though such representations and warranties had been made on and as of such date;

(b)           Documentation. Trade Bank must have received, in form and substance satisfactory to Trade Bank, the following documents and instruments duly executed and in full force and effect:

(1)           if the Credit Extension is the issuance of a Commercial Letter of Credit, Trade Bank’s standard Application For Commercial Letter of Credit or standard Application and Agreement For Commercial Letter of Credit;

(2)           if the Credit Extension is the issuance of a Standby Letter of Credit, Trade Bank’s standard Application For Standby Letter of Credit or standard Application and Agreement For Standby Letter of Credit;

(3)           if a Borrowing Base Certificate is required for the Credit Extension, a Borrowing Base Certificate demonstrating compliance with the requirements for such Credit Extension.

(c)           Fees. Trade Bank must have received any fees required by the Loan Documents to be paid at the time such Credit Extension is made.

IV.  AFFIRMATIVE COVENANTS

Borrower covenants that so long as Trade Bank remains committed to make Credit Extensions to Borrower, and until payment of all Obligations and Credit Extensions, Borrower will comply with each of the following covenants: (For purposes of this Article IV, and Article V below, reference to “Borrower” may also extend to Borrower’s subsidiaries, if so specified in the Addendum.)

4.1           Punctual Payments. Punctually pay all principal, interest, fees and other Obligations due under this Agreement or under any Loan Document at the time and place and in the manner specified herein or therein.

4.2           Notification to Trade Bank. Promptly, but in no event more than 5 calendar days after the occurrence of each such event, provide written notice in reasonable detail of each of the following:

(a)           Occurrence of a Default. The occurrence of any Event of Default or any event which with the giving of notice or the passage of time or both would constitute an Event of Default;

(b)           Borrower’s Trade Names; Place of Business. Any change of Borrower’s (or any Subsidiary’s) name, trade name or place of business, or chief executive officer;

(c)           Litigation. Any action, claim, proceeding, litigation or investigation threatened or instituted by or against or affecting Borrower (or any Subsidiary) in any court or before any government authority, administrator or agency which may materially and adversely affect Borrower’s (or any Subsidiary’s) financial condition or business or Borrower’s ability to carry on its business in substantially the same manner as it is now being conducted;

(d)           Uninsured or Partially Uninsured Loss. Any uninsured or partially uninsured loss through liability or property damage or through fire, theft or any other cause affecting Borrower’s (or any Subsidiary’s) property in excess of the aggregate amount required hereunder;

(e)           Reports Made to Insurance Companies. Copies of all material reports made to insurance companies; and

(f)            ERISA. The occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

4.3           Books and Records. Maintain at Borrower’s address books and records in accordance with GAAP, and permit any representative of Trade Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of them, and to inspect the properties of Borrower.

4.4           Tax Returns and Payments. Timely file all tax returns and reports required by foreign, federal, state and local law, and timely pay all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower’s obligation to pay the taxes by appropriate proceedings promptly instituted and diligently conducted, (ii) notifies Trade Bank in writing of the commencement of, and any material development in, the proceedings, (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral, and (iv) makes provision, to Trade Bank’s satisfaction, for eventual payment of such taxes in the event Borrower is obligated to make such payment.

4.5           Compliance with Laws. Comply in all material respects with the provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower’s ownership of real or personal property, the conduct and licensing of Borrower’s business, and health and environmental matters.

4.6           Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Trade Bank’s satisfaction, for eventual payment thereof in the event that Borrower is obligated to make such payment.

4.7           Insurance. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including, but not limited to, fire, extended coverage, public liability, flood, property damage and workers’ compensation, with all such insurance to be in amounts satisfactory to Trade Bank and to be carried with companies approved by Trade Bank before such companies are retained, and deliver to Trade Bank from time to time at Trade Bank’s request schedules setting forth all insurance then in effect. All insurance policies shall name Trade Bank as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Trade Bank. (Upon receipt of the proceeds of any such insurance, Trade Bank shall apply such proceeds in reduction of the outstanding funded Credit Extensions and shall hold any remaining proceeds as collateral for the outstanding unfunded Credit Extensions, as Trade Bank shall determine in its sole discretion, except that, provided no Event of Default has occurred, Trade Bank shall release to Borrower insurance proceeds with respect to equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the equipment with respect to which the insurance proceeds were paid, if Trade Bank receives reasonable assurance that the insurance proceeds so released will be so used.) If Borrower fails to provide or pay for any insurance, Trade Bank may, but is not obligated to, obtain the insurance at Borrower’s expense.

4.8           Further Assurances. At Trade Bank’s request and in form and substance satisfactory to Trade Bank, execute all documents and take all such actions at Borrower’s expense as Trade Bank may deem reasonably necessary or useful to perfect and maintain Trade Bank’s perfected security interest in the Collateral and in order to fully consummate all of the transactions contemplated by the Loan Documents.

V.  NEGATIVE COVENANTS

Borrower covenants that so long as Trade Bank remains committed to make any Credit Extensions to Borrower and until all Obligations and Credit Extensions have been paid, Borrower will not:

5.1           Merge or Consolidation, Transfer of Assets. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business.

5.2           Use of Proceeds. Borrower will not use the proceeds of any Credit Extension except for the purposes, if any, specified for such Credit Extension in the Supplement covering the Facility under which such Credit Extension is made.

5.3           Liens. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower’s assets now owned or hereafter acquired, except any of the foregoing in favor of Trade Bank or which is existing as of, and disclosed to Trade Bank in writing prior to, the date hereof.

5.4           Acquisitions of Assets. Borrower will not acquire any assets or enter into any other transaction outside the ordinary course of Borrower’s business.

5.5           Loans and Investments. Borrower will not make any loans or advances to, or investments in, any person or entity except for accounts receivable created in the ordinary course of Borrower’s business and additional loans or advances to Borrower’s employees in amounts not to exceed an aggregate of $250,000 outstanding at any one time.

5.6           Indebtedness For Borrowed Money. Borrower will not incur any indebtedness for borrowed money, except (i) to Trade Bank, (ii) unsecured indebtedness not to exceed $250,000 in the aggregrate at any one time and (iii)  indebtedness subordinated to the Obligations by an instrument or agreement in form acceptable to Trade Bank.

5.7           Guarantees. Borrower will not guarantee or otherwise become liable with respect to the obligations of any other person or entity, except for endorsement of instruments for deposit into Borrower’s account in the ordinary course of Borrower’s business.

5.8           Investments in, or Acquisitions of, Subsidiaries. Borrower will not make any investments in, or form or acquire, any subsidiaries.

5.9           Capital Expenditures. Borrower shall not make any capital expenditures in Borrower’s fiscal year 2005 in an aggregate amount in excess of $4,500,000 and in an aggregate amount in excess of $4,000,000 in any fiscal year thereafter.

VI.  EVENTS OF DEFAULT AND REMEDIES

6.1           Events of Default. The occurrence of any of the following shall constitute an “Event of Default”:

(a)           Failure to Make Payments When Due. Borrower’s failure to pay principal, interest, fees or other amounts when due under any Loan Document.

(b)           Failure to Perform Obligations. Any failure by Borrower to comply with any covenant or obligation in this Agreement or in any Loan Document (other than those referred to in subsection (a)above), and such default shall continue for a period of twenty calendar days from the earlier of (i) Borrower’s failure to notify Trade Bank of such Event of Default pursuant to Section 4.2(a) above, or (ii) Trade Bank’s notice to Borrower of such Event of Default.

(c)           Untrue or Misleading Warranty or Statement. Any warranty, representation, financial statement, report or certificate made or delivered by Borrower under any Loan Document is untrue or misleading in any material respect when made or delivered.

(d)           Defaults Under Other Loan Documents. Any “Event of Default” occurs under any other Loan Document; any Guaranty is no longer in full force and effect (or any claim thereof made by Guarantor) or any failure of a Guarantor to comply with the provisions thereof; or any breach of the provisions of any Subordination Agreement or Intercreditor Agreement by any party other than the Trade Bank.

(e)           Defaults Under Other Agreements or Instruments. Any default in the payment or performance of any obligation, or the occurrence of any event of default, under the terms of any other agreement or instrument pursuant to which Borrower, any Subsidiary or any Guarantor or general partner of Borrower has incurred any debt or other material liability to any person or entity.

(f)            Concealing or Transferring Property. Borrower conceals, removes or transfers any part of its property with intent to hinder, delay or defraud its creditors, or makes or suffers any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law.

(g)           Judgments and Levies Against Borrower. The filing of a notice of judgment lien against Borrower, or the recording of any abstract of judgment against Borrower, in any county in which Borrower has an interest in real property, or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower, or the entry of a judgment against Borrower.

(h)           Event or Condition Impairing Payment or Performance. Any event occurs or condition arises which Trade Bank in good faith believes impairs or is substantially likely to impair the prospect of payment or performance by Borrower of the Obligations, including, but not limited to any material adverse change in Borrower’s financial condition, business or prospects.

(i)            Voluntary Insolvency. Borrower, any Subsidiary or any Guarantor (i) becomes insolvent, (ii) suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, (iii) generally fails to pay its debts as they become due, (iv) makes a general assignment for the benefit of creditors, or (v) files a voluntary petition in bankruptcy, or seeks reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect.

(j)            Involuntary Insolvency. Any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, any Subsidiary or Guarantor, or an order for relief is entered against it by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(k)           Change in Ownership. Any change in the ownership of Borrower, any general partner of Borrower or any Guarantor which the Trade Bank determines, in its sole discretion, may adversely affect the creditworthiness of Borrower or credit support for the Obligations.

6.2           Remedies. Upon the occurrence of any Event of Default, or at any time thereafter, Trade Bank, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) terminate Trade Bank’s obligation to make Credit Extensions or to make available to Borrower the Facility or other financial accommodations; (b) accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Credit Extension; and/or (c) exercise all its rights, powers and remedies available under the Loan Documents, or accorded by law, including, but not limited to, the right to resort to any or all Collateral or other security for any of the Obligations and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. Notwithstanding the provisions in the foregoing sentence, if any Event of Default set out in subsections (i) and (j) of Section 6.1 above shall occur, then all the remedies specified in the preceding sentence shall automatically take effect without notice or demand of any kind (all of which are hereby expressly waived by Borrower) with respect to any and all Obligations. All rights, powers and remedies of Trade Bank may be exercised at any time by Trade Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

VII.  GENERAL PROVISIONS

7.1           Notices. All notices to be given under this Agreement shall be in writing and shall be given personally or by regular first-class mail, by certified mail return receipt requested, by a private delivery service which obtains a signed receipt, or by facsimile transmission addressed to Trade Bank or Borrower at the address indicated after their signature to this Agreement, or at any other address designated in writing by one party to the other party. Trade Bank is hereby authorized by Borrower to act on such instructions or notices sent by facsimile transmission or telecommunications device which Trade Bank believes come from Borrower. All notices shall be deemed to have been given upon delivery, in the case of notices personally delivered or delivered by private delivery service, upon the expiration of 3 calendar days following the deposit of the notices in the United States mail, in the case of notices deposited in the United States mail with postage prepaid, or upon receipt, in the case of notices sent by facsimile transmission.

7.2           Waivers. No delay or failure of Trade Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, consent or approval by Trade Bank under any of the Loan Documents must be in writing and shall be effective only to the extent set out in such writing.

7.3           Benefit of Agreement. The provisions of the Loan Documents shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, executors, administrators, beneficiaries and legal representatives of Borrower and Trade Bank; provided, however, that Borrower may not assign or transfer any of its rights under any Loan Document without the prior written consent of Trade Bank, and any prohibited assignment shall be void. No consent by Trade Bank to any assignment shall release Borrower from its liability for the Obligations unless such release is specifically given by Trade Bank to Borrower in writing. Trade Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Trade Bank’s rights and benefits under each of the Loan Documents to an affiliate of Trade Bank without Borrower’s consent. In connection therewith, Trade Bank may disclose any information relating to the Facility, Borrower or its business, or any Guarantor or its business.

7.4           Joint and Several Liability. If Borrower consists of more than one person or entity, the liability of each of them shall be joint and several, and the compromise of any claim with, or the release of, any one such Borrower shall not constitute a compromise with, or a release of, any other such Borrower.

7.5           No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of Borrower and Trade Bank and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, any of the Loan Documents to which it is not a party.

7.6           Governing Law and Jurisdiction. This Agreement shall, unless provided differently in any Loan Document, be governed by, and be construed in accordance with, the internal laws of the State of California, except to the extent Trade Bank has greater rights or remedies under federal law whether as a national bank or otherwise. Borrower and Trade Bank (a) agree that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in courts located within California; (b) consent to the jurisdiction of any such court and consent to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waive any and all rights Borrower may have to object to the jurisdiction of any such court or to transfer or change the venue of any such action or proceeding.

7.7           Mutual Waiver of Jury Trial. Borrower and Trade Bank each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, (a) any Loan Document, (b) any other present or future agreement, instrument or document between Trade Bank and Borrower, or (c) any conduct, act or omission of Trade Bank or Borrower or any of their directors, officers, employees, agents, attorneys or any other persons or entities affiliated with Trade Bank or Borrower, which waiver will apply in all of the mentioned cases whether the case is a contract or tort case or any other case. Borrower represents and warrants that no officer, representative or agent of Trade Bank has represented, expressly or otherwise, that Trade Bank would not seek to enforce this waiver of jury trial.

7.8           Severability. Should any provision of any Loan Document be prohibited by, or invalid under applicable law, or held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect, the validity of the other provisions of the Loan Documents.

7.9           Entire Agreement; Amendments. This Agreement and the other Loan Documents are the final, entire and complete agreement between Borrower and Trade Bank concerning the Credit Extensions and the Facility; supersede all prior and contemporaneous negotiations and oral representations and agreements. There are no oral understandings, representations or agreements between the parties concerning the Credit Extensions or the Facility which are not set forth in the Loan Documents. This Agreement and the Supplement may not be waived, amended or superseded except in a writing executed by Borrower and Trade Bank.

7.10         Collection of Payments. Unless otherwise specified in any Loan Document, other than this Agreement or any Note, all principal, interest and any fees due to Trade Bank by Borrower under this Agreement, the Addendum, any Supplement, any Facility Document, any Collateral Document or any Note, will be paid by Trade Bank having Wells Fargo debit any of Borrower’s accounts with Wells Fargo and forwarding such amount debited to Trade Bank, without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Borrower. Such debit will be made at the time principal, interest or any fee is due to Trade Bank pursuant to this Agreement, the Addendum, any Supplement, any Facility Document, any Collateral Document or any Note.

7.11         Costs, Expenses and Attorneys’ Fees. Borrower will reimburse Trade Bank for all costs and expenses, including, but not limited to, reasonable attorneys’ fees and expenses (which counsel may be Trade Bank or Wells Fargo employees), expended or incurred by Trade Bank in the preparation and negotiation of this Agreement, the Notes, the Collateral Documents, the Addendum, and the Facility Documents, in amending this Agreement, the Collateral Documents, the Notes, the Addendum, or the Facility Documents, in collecting any sum which becomes due Trade Bank on the Notes, under this Agreement, the Collateral Documents, the Addendum, the Supplement, or any of the Facility Documents, in the protection, perfection, preservation and enforcement of any and all rights of Trade Bank in connection with this Agreement, the Notes, any of the Collateral Documents, the Supplement, any of the Addendum, or any of the Facility Documents, including, without limitation, the fees and costs incurred in any out-of-court work out or a bankruptcy or reorganization proceeding.

VIII.  DEFINITIONS

8.1           “Accounts Receivable” means all presently existing and hereafter arising “Rights to Payment” (as that term is defined in the “Continuing Security Agreement – Rights to Payment and Inventory” executed by Borrower in favor of Trade Bank) which arise from the sale, lease or other disposition of Inventory, or from performance of contracts for service, manufacture, construction or repair, together with all goods returned by Borrower’s customers in connection with any of the foregoing.

8.2           “Agreement” means this Agreement and the Addendum attached hereto, as corrected or modified from time to time by Trade Bank and Borrower.

8.3           “Banking Day” means each day except Saturday, Sunday and a day specified as a holiday by federal or California statute.

8.4           “Closing Date” means the date on which the first Credit Extension is made.

8.5           “Collateral” means all property securing the Obligations.

8.6           “Collateral Documents” means those security agreement(s), deed(s) of trust, guarantee(s), subordination agreement(s), intercreditor agreement(s), and other credit support documents and instruments required by the Trade Bank to effect the collateral and credit support requirements set forth in the Supplement with respect to the Facility.

8.7           “Credit Extension” means each extension of credit under the Facility (whether funded or unfunded), including, but not limited to, (a) the issuance of sight or usance commercial letters of credit or commercial letters of credit supported by back-up letters of credit, (b) the issuance of standby letters of credit, (c) the issuance of shipping guarantees, (d) the making of revolving credit working capital loans, (e) the making of loans against imports for letters of credit, (f) the making of clean import loans outside letters of credit, (g) the making of advances against export orders, (h) the making of advances against export letters of credit, (i) the making of advances against outgoing collections, (j) the making of term loans, and (k) the entry into foreign exchange contracts.

8.8           “Credit Limit” means, with respect to the any Facility, the amount specified under the column labeled “Credit Limit” in the Supplement for that related Facility.

8.9           “Credit Sublimit” means, with respect to any Subfacility, the amount specified after the name of that Subfacility under the column labeled “Credit Sublimit” in the Supplement for the related Facility.

8.10         “Dollars” and “$” means United States dollars.

8.11         “Facility Documents” means, with respect to the Facility, those documents specified in the Supplement for the Facility, and any other documents customarily required by Trade Bank for said Facility.

8.12         “GAAP” means generally accepted accounting principles, which are applicable to the circumstances, as of the date of determination, set out in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

8.13         “Inventory” has the meaning assigned to such term in the “Continuing Security Agreement – Rights to Payment and Inventory” executed by Borrower in favor of Trade Bank.

8.14         “Loan Documents” means this Agreement, the Addendum, the Supplement, the Facility Documents and the Collateral Documents.

8.15         “Note” has the meaning specified in Section 3.1(b)(2) above.

8.16         “Obligations” means (a) the obligation of Borrower to pay principal, interest and fees on all funded Credit Extensions and fees on all unfunded Credit Extensions, and (b) the obligation of Borrower to pay and perform when due all other indebtedness, liabilities, obligations and covenants required under the Loan Documents.

8.17         “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

8.18         “Prime Rate” means the rate most recently announced by Wells Fargo at its principal office in San Francisco, California as its “Prime Rate”, with the understanding that the Prime Rate is one of Wells Fargo’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Banking Day on which each change in the Prime Rate is announced by Wells Fargo.

8.19         “Subsidiary” means (i) any corporation at least the majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by Borrower and/or one or more Subsidiaries, and (ii) any joint venture or partnership in which Borrower and/or one or more Subsidiaries has a majority interest.

8.20         “Wells Fargo” means Wells Fargo Bank, N.A.

IX.  ARBITRATION

9.1           Arbitration.  The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

9.2           Governing Rules.  Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

9.3           No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

9.4           Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

9.5           Discovery.  In any arbitration proceeding discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

9.6           Class Proceedings and Consolidations.  The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

9.7           Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

9.8           Real Property Collateral; Judicial Reference.  Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.  If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638.  A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures.  Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

9.9           Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control.  This Agreement may be amended or modified only in writing signed by each party hereto.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.  This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

Borrower and Trade Bank have caused this Agreement to be executed by their duly authorized officers or representatives on the date first written above.

“BORROWER”

CUTTER & BUCK INC.

By:

Title:

Borrower’s Address:

701 N. 34th Street, Suite 400
Seattle, WA 98103

“LENDER”

WELLS FARGO HSBC TRADE BANK,

NATIONAL ASSOCIATION

By:
Jennifer Wallis
Title:	Vice President

Lender’s Address:

999 Third Avenue

Seattle, WA 98104

EXHIBIT A

WELLS FARGO HSBC TRADE BANK	ADDENDUM TO CREDIT AGREEMENT

THIS ADDENDUM IS ATTACHED TO THE CREDIT AGREEMENT (“CREDIT AGREEMENT”) BETWEEN

WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER:  CUTTER & BUCK INC.

ADDITIONAL AFFIRMATIVE COVENANTS

The following covenants are part of Article IV of the Credit Agreement:

REPORTS.  Borrower will furnish the following information or deliver the following reports to Trade Bank at the times indicated below:

•      Annual Financial Statements: Not later than one hundred twenty (120) calendar days after and as of the end of each of Borrower’s fiscal years, an annual consolidated and consolidating audited financial statement of Borrower prepared by a certified public accountant acceptable to Trade Bank and prepared in accordance with GAAP, to include balance sheet, income statement, statement of cash flow, and source and application of funds statement.

•      Quarterly Financial Statements: Not later than forty-five (45) calendar days after and as of the end of each of Borrower’s fiscal quarters, a consolidated and consolidating financial statement of Borrower prepared by Borrower, to include balance sheet, income statement, statement of cash flow, and source and application of funds statement.

Certificate of Compliance: At the time each financial statement of Borrower required above is delivered to Trade Bank, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default under the Agreement nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

•      Account Debtors List: Immediately upon each request from Trade Bank, a list of the names, addresses and phone numbers of all Borrower’s account debtors and an aged listing of their balances.

•      Collateral Examination:  A satisfactory examination of all Borrower’s collateral to be performed annually by collateral examiners acceptable to Trade Bank with reimbursement to Trade Bank by Borrower of all costs and expenses for each examination.

•      Insurance: Borrower will maintain in full force and effect insurance coverage on all Borrower’s property, including, but not limited to, the following types of insurance coverage:

policies of fire insurance

marine cargo insurance

business personal property insurance

All the insurance referred to in the preceding sentence must be in form, substance and amounts, and issued by companies, satisfactory to Trade Bank, and cover risks required by Trade Bank and contain loss payable endorsements in favor of Trade Bank.

FINANCIAL COVENANTS. Borrower will maintain the following (if Borrower has any Subsidiaries which must be consolidated under GAAP, the following applies to borrower and the consolidated Subsidiaries):

•      Total Liabilities divided by Tangible Net Worth. Not at any time greater than 1.0 to 1.0. (“Tangible Net Worth” means the aggregate of total shareholders’ equity determined in accordance with GAAP plus indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness less all assets which would be classified as intangible assets under GAAP, including but not limited to, goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and

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franchises, and (ii) assets which Trade Bank determines in its business judgment would not be available or would be of relatively small value in a liquidation of Borrower’s business, including, but not limited to, loans to officers or affiliates ando ther items, and “Total Liabilities” excludes indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness.)

•      Quick Asset Ratio.  Not at any time less than 1.0 to 1.0.  (“Quick Asset Ratio” means “Quick Assets” divided by total current liabilities, and “Quick Assets” means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated “A-1” by Standard & Poor’s Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker’s acceptances, and accounts receivable (net of allowance for doubtful accounts), and with current liabilities to include the aggregate outstanding amount of all Credit Extensions, whether classified as a current or long-term liability per Borrower’s financial statement.

•      Net Income After Taxes. Not less than $100,000 on a quarterly basis, determined as of the end of each of Borrower’s first and second fiscal quarters, and not less than $5,000,000 on an annual basis, determined as of each fiscal year end.

BY SIGNING HERE BORROWER AGREES TO THE DESIGNATED PROVISIONS IN THIS ADDENDUM:

CUTTER & BUCK INC.

By:

Title:

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EXHIBIT B

WELLS FARGO HSBC TRADE BANK	REVOLVING CREDIT FACILITY SUPPLEMENT

THIS SUPPLEMENT IS AN INTEGRAL PART OF THE CREDIT AGREEMENT BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: CUTTER & BUCK INC.

CREDIT LIMIT FOR THIS REVOLVING CREDIT LOAN FACILITY AND SUBLIMITS: Credit Limit:  $35,000,000 (subject to dollar limitations in Section 1.2 of Agreement)

CREDIT SUBLIMITS: Subject to the Revolving Credit Facility Credit Limit, the Credit Sublimit for each Subfacility specified below refers to the aggregate amount which may be outstanding at any one time under each such Subfacility.

• Sight Commercial Letters of Credit	$35,000,000
• Usance Commercial Letters of Credit	$35,000,000
(a) Acceptances	$5,000,000
• Standby Letters of Credit	$200,000
• Shipping Guarantees	$300,000

FACILITY DESCRIPTION: Trade Bank will make the Revolving Credit Facility available to Borrower to finance Borrower’s working capital requirements. Subject to the credit sublimits specified above, the Revolving Credit Facility may be supported by (i) a standby letter of credit in favor of Trade Bank, (ii) a guarantee or (iii) accounts receivable, inventory or other collateral. Revolving Credit Loans cannot be used to repay outstanding Revolving Credit Loans or Term Loans that have matured or to repay amounts due under any other Facilities provided to Borrower.

FACILITY DOCUMENTS:

•      Revolving Credit Loans Note: The term and prepayment conditions of the Loans under Revolving Credit Facility are set forth in Revolving Credit Loans Note.

INTEREST RATES:

•      Loans under Revolving Credit Facility: All outstanding Loans under Revolving Credit Facility will bear interest at the following rate:

Prime Rate: The Prime Rate minus 1% per annum.

Other Rate: LIBOR plus 1.50% per annum

Interest Payment Dates: Interest on all outstanding Loans under Revolving Credit Facility will be paid at least once each month on the last day of the month.

FEES:

•      Non-Utilization Fee: Borrower will pay the following Non-Utilization Fee payable in arrears on a quarterly basis, computed at a rate per annum of .20% on the average daily amount of the unused portion of the Overall Credit Limit for each such quarter.

•      Sight Commercial Credits and Usance Commercial Credits:

Issuance Fees/Fees For Increasing Credit Amounts or Extending Expiration Dates: (Flat $65)

Payable: At the time each Sight Commercial Credit or Usance Commercial Credit is issued or increased and at the time the expiration date of any Sight Commercial Credit or Usance Commercial Credit is extended.

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Amendment Fees: (Flat $50)

$50 for each amendment, unless the amendment is an increase in the Sight Commercial Credit or Usance Commercial Credit amount or an extension of the expiration date, in which case the Issuance Fee above will substitute for any Amendment Fee.

Payable: At the time each amendment is issued.

Negotiation/Payment/Examination Fees: (Flat $80)

Payable: At the time any draft or other documents are negotiated, paid or examined.

Acceptance Fees:

1% per annum, calculated on a year of 360 calendar days for the number of days in the term of each acceptance, on the face amount of each draft accepted under each Usance Commercial Credit.

Payable: At the time each draft is accepted.

•      Standby Credits:

Commission Fees/Fees For Increasing Credit Amounts or Extending Expiration Dates: (Minimum $410) 1.25% of the amount of each Standby Credit and of any increase in such amount.

Payable: At the time each Standby Credit is issued or increased and at the time the expiration date of any Standby Credit is extended.

Amendment Fees: (Minimum $130)

1.25% of the face amount of each drawing under each Standby Credit, for each amendment, unless the amendment is an increase in the Standby Credit amount or an extension of the expiration date, in which case the Commission Fee above will substitute for any Amendment Fee.

Payable: At the time each amendment is issued.

Negotiation/Payment/Examination Fees: (Minimum $250)

1/4 of 1% of the face amount of each drawing under each Standby Credit.

Payable: At the time any draft or other documents are negotiated, paid or examined.

•      Shipping Guarantees:

Issuance Fee: (Flat $100)

Payable: At the time each shipping guarantee is issued.

COLLATERAL: See Exhibit C - Collateral/Credit Support Document.

SUBFACILITIES DESCRIPTION, PURPOSE, DOCUMENTS, TERM, AND PREPAYMENTS:

•      Sight Commercial Credits:

Description And Purpose: Trade Bank will issue sight commercial letters of credit (each a “Sight Commercial Credit”) for the account of Borrower for the purpose or purposes stated below. Subject to the credit sublimits specified above, these Sight Commercial Credits will be transferable or not transferable and have the goods related to them consigned to or not consigned to, or controlled by or not controlled by, Trade Bank. The Sight Commercial Credit Sublimit specified above refers to the aggregate undrawn amount of all Sight Commercial Credits which may be at any one time outstanding under this Facility together with the aggregate amount of all drafts drawn under such Sight Commercial Credits which have not been reimbursed as provided below at such time.

This Subfacility may only be used for the following purpose: importation of apparel.

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Documents:

Before the first Sight Commercial Credit is issued:

Trade Bank’s standard form Commercial Letter of Credit Agreement;

Before each Sight Commercial Credit is issued:

Trade Bank’s standard form Application For Commercial Letter of Credit;

Before each Sight Commercial Credit is amended:

Trade Bank’s standard form Application For Amendment To Letter of Credit;

Term: No Sight Commercial Credit may expire more than one hundred eighty (180) calendar days after the date it is issued.

•      Usance Commercial Credits:

Description And Purpose: Trade Bank will issue usance commercial letters of credit (each a “Usance Commercial Credit”) for the account of Borrower and create bankers’ acceptances from drafts drawn under these Usance Commercial Credits (“Acceptances”) and, if indicated above, incur deferred payment obligations from drawings under Usance Commercial Credits. Subject to the credit sublimits specified above, these Usance Commercial Credits will be transferable or not transferable and have the goods related to them consigned to or not consigned to, or controlled by or not controlled by, Trade Bank. The Usance Commercial Credit Sublimit specified above refers to the aggregate undrawn amount of all Usance Commercial Credits together with the aggregate amount of all Acceptances and deferred payment obligations which may be outstanding at any one time under each subcategory of the Usance Commercial Credit Sublimit.

This Subfacility may only be used for the following purpose: importation of apparel.

Documents:

Before the first Usance Commercial Credit is issued:

Trade Bank’s standard form Commercial Letter of Credit Agreement;

Before each Usance Commercial Credit is issued:

Trade Bank’s standard form Application For Commercial Letter of Credit;

Before each Usance Commercial Credit is amended:

Trade Bank’s standard form Application For Amendment To Letter of Credit;

Term: No Usance Commercial Credit may expire more than one hundred eighty (180) calendar days after the date it is issued.

No usance draft may have a term of more than one hundred twenty (120) calendar days.

•      Standby Credits:

Description And Purpose: Trade Bank will issue standby letters of credit (each a “Standby Credit”) for the account of Borrower the purpose or purposes stated below. Subject to the credit sublimits specified above, these Standby Credits will be issued to support Borrower’s open account trade terms, bid and performance bonds, industrial revenue bonds, worker’s compensation obligations, or the moving of Borrower as a new customer from another bank to Trade Bank. The Standby Credit Sublimit specified above refers to the aggregate undrawn amount of all Standby Credits which may be at any one time outstanding under this Subfacility together with the aggregate amount of all drafts drawn under such Standby Credits which have not been reimbursed as provided below at such time.

This Subfacility may only be used for the following purpose: to support performance under leases.

Documents:

Before the first Standby Credit is issued:

Trade Bank’s standard form Standby Letter of Credit Agreement.

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Before each Standby Credit is issued:

Trade Bank’s standard form Application For Standby Letter of Credit.

Before each Standby Credit is amended:

Trade Bank’s standard form Application For Amendment To Letter of Credit.

Term: No Standby Credit will expire more than three hundred sixty-five (365) calendar days after the date it is issued. Standby Credits will be available by sight drafts only.

•      Shipping Guarantees:

Description And Purpose: Trade Bank will issue shipping guarantees for the account of Borrower. These shipping guarantees will be undertakings for delivery of cargo without surrender of bills of lading, or any other undertakings, agreements, guarantees, indemnities, releases, bonds, letters, documents or authorizations to or in favor of a carrier or other person or entity in order to permit delivery to Borrower of property. The Shipping Guarantees Credit Sublimit specified above for this Facility refers to the aggregate amount of all shipping guarantees which may be outstanding at any one time.

Documents: Indemnity For Undertakings In Connection With Deliveries of Goods or Issuance of Duplicate Bills of Lading

REIMBURSEMENTS FOR SIGHT COMMERCIAL CREDITS, USANCE COMMERCIAL CREDITS, ACCEPTANCES, STANDBY CREDITS AND SHIPPING GUARANTEES:

The amount of each (i) drawing paid by Trade Bank under a Sight Commercial Credit or Standby Credit, (ii) accepted drawing paid at its maturity by Trade Bank under a Usance Commercial Credit and (iii) payment made by Trade Bank under shipping guarantees issued by Trade Bank for Borrower will be reimbursed to Trade Bank as follows:

by Trade Bank having Wells Fargo Bank debit any of Borrower’s accounts with Wells Fargo Bank and forwarding such amount debited to Trade Bank; or

immediately on demand of Trade Bank; or

by treating such amount drawn as an advance to Borrower under Borrower’s Revolving Credit Facility.

DEFAULT INTEREST RATE ON UNREIMBURSED SIGHT COMMERCIAL CREDITS, ACCEPTANCES AND STANDBY CREDITS:

Default interest will accrue at a per annum rate equal to the Prime Rate plus five percent (5%) (“Default Interest Rate”) and be paid at least once each month as follows:

All drawings (i) under Sight Commercial Credits and (ii) under Standby Credits, not reimbursed on the day they are paid by Trade Bank, will bear interest at the Default Interest Rate from the date they are paid to the date such payment is fully reimbursed.

All acceptances created under Usance Commercial Credits not reimbursed on the day they mature will bear interest at the Default Interest Rate from the date they mature to the date such reimbursement is made in full.

BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS SUPPLEMENT:

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EXHIBIT C

WELLS FARGO HSBC TRADE BANK	COLLATERAL/CREDIT SUPPORT DOCUMENT

•          Personal Property Security From Borrower:

First priority lien in the following assets of Borrower:

accounts receivable

trademarks

inventory

equipment

Collateral Documents:

Security Agreement:  Rights to Payment and Inventory

Security Agreement:  Equipment and Fixtures

UCC-1 Financing Statement

BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS EXHIBIT:

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